UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

CAPITAL FINANCIAL HOLDINGS, INC.

(Exact name of registrant and specified in its charger)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 837-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Election of Directors; Appointment of Directors or Certain Officers

At its March 24, 2011, meeting, the Board of Directors of Capital Financial Holdings, Inc., voted to increase the number of Board seats from four to five. By written action, the Board elected Vance A. Castleman as a director of the Company. The Board of Directors has not yet determined which committees the new director will join.

Mr. Castleman is a Real Estate Developer, is President and CEO of Inn-Vestments, Inc., President of Minot Lodging Expo, LLC; President and Board Member of Souris Basin Revolving Loan Committee; serves as a Director of Capital Financial Services, Inc. and Minot Hospitality Partners, LLC. Mr. Castleman also served as a Director of Capital Financial Holdings, Inc. from 1994 to 2010. The Board of Directors has determined that Mr. Castleman is independent within the meaning of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

By: /s/ Jacqueline L. Case

Jacqueline L. Case

Interim President and Executive Officer

Dated: March 31, 2011